UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

201 East Las Olas Boulevard Suite 1800 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure included in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.
Other Events.

As previously reported by Swisher Hygiene Inc., a Delaware corporation in dissolution (“Swisher” or the “Company”), on September 2, 2021, the Court of Chancery of the State of Delaware (the “Delaware Court”) approved a proposed second and final distribution of approximately $2.096 million, or $0.1185 per share of the Company’s outstanding common stock, $.001 par value, to the Company’s stockholders. The distribution was made on September 17, 2021 to stockholders of record as of September 13, 2021 following which the Company has no remaining assets. Prior to the distribution, all of the Company’s vendors were paid, and all existing claims resolved under supervision of the Delaware Court.

On October 14, 2021, following completion of its final distribution, the Company filed a motion to terminate its existence with the Delaware Court, effective October 31, 2021 (the “Termination Date”). This motion is pending and a hearing has been scheduled for November 5, 2021. Since May 27, 2016, the Company has been in dissolution, and the Company’s existence has been extended several times by the Delaware Court to permit an orderly windup of the Company, most recently extended until December 31, 2021. The Company’s motion, if granted, would accelerate the Company’s termination from December 31, 2021 to the Termination Date or such other date determined by the Delaware Court. As part of the Company’s termination, on October 14, 2021, the Company’s directors and officers, other than the Company’s Chairman, submitted their resignations effective on the Termination Date. The Company’s Chairman will remain on the board until the completion of all remaining ministerial actions related to the termination of the Company’s existence. Promptly after the Company’s existence is terminated, the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”), as required by a no-action letter dated August 5, 2016 issued to the Company by the SEC, terminating the registration of its common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: October 28, 2021	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary